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                                                                     EXHIBIT 3.2

                                    BYLAWS

                                      OF

                       PINNACLE OIL INTERNATIONAL, INC.
                              (the "Corporation")

                             A Nevada Corporation


                                   ARTICLE I

                                    OFFICES

     Section 1.01 PRINCIPAL EXECUTIVE OR BUSINESS OFFICES. The board of directors shall designate the location of the principal executive office of the Corporation at any place within or without the State of Nevada. The location of the principal executive office may be changed by the board of directors.

     Section 1.02 OTHER OFFICES. Branch or subordinate offices may be established at any time and at any place by the board of directors.

     Section 1.03 REGISTERED OFFICE AND AGENT. The registered agent for the Corporation shall be located within the State of Nevada and shall be designated by the board of directors, who may change the registered agent from time to time as they see fit. The registered agent shall have a street address for the service of process, and such street address is the registered office of the Corporation in the State of Nevada.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     Section 2.01 ANNUAL MEETINGS. Meetings of shareholders of the Corporation shall be held at any place within or without the State of Nevada as designated by the board of directors or, in the absence of any designation, shall be held at the corporation's principal executive office. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within eighteen (18) months after the last annual meeting of the shareholders has taken place. At each annual meeting, directors shall be elected and any other proper business within the power and authority of the shareholders may be transacted.

     Section 2.02 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by either the board of directors, by the chairman of the board, by the President, or by a majority of directors. Written notice of such meeting stating the place, date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in
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the same manner as the notice of the annual meeting. No business other than as specified in the notice of the meeting shall be transacted at any such special meeting.

     Section 2.03 NOTICE OF SHAREHOLDERS' MEETINGS. Notice of the meeting shall be in writing and signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other natural person or persons as these bylaws may prescribe or permit or the directors of the Corporation may designate. The notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is to be held. A copy of the notice shall be delivered personally or mailed postage prepaid to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, the notice shall be directed to the shareholder at his address as it appears upon the records of the Corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the shareholder. Personal delivery of any such notice to any officer of the Corporation constitutes delivery of the notice to the Corporation. Any shareholder of the Corporation may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

     Section 2.04 PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice in writing signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

     Section 2.05 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. At a meeting resumed after any adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

     Section 2.06  RECORD DATE FOR SHAREHOLDER NOTICE.

     (a) For purposes of determining the shareholders entitled to receive notice of a vote at a shareholders' meeting or give written consent to corporate action without a meeting, the board of directors may fix in advance a record date that is not more than sixty (60) days before the date of a shareholders' meeting, or not more than sixty (60) days before any other action.

     (b)  If no record date is fixed:

          (i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in Section 2.03 of this Article II, the business day next

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preceding the day on which the meeting is held;

           (ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the board of directors, shall be the day on which the first written consent is given; and

           (iii) The record date for determining shareholders for any other purpose shall be as set forth in Section 2.06(a) of this Article II of these bylaws.

     (c) The directors of the Corporation may prescribe a period not exceeding sixty (60) days before any meeting of the shareholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days before the holding of any such meeting as the day as of which shareholders entitled to notice of and to vote at such meetings must be determined. Only shareholders of record on that day are entitled to notice or to vote at such meeting.

     (d) A determination of shareholders of record entitled to receive notice of and vote at a shareholders meeting shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors shall fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

     (e) Only shareholders of record on the Corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this Section 2.06, notwithstanding any transfer of shares on the Corporation's books after the record date except as otherwise required by law.

     Section 2.07 PROXIES. Every shareholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by that shareholder and filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution, unless it is coupled with an interest, or unless otherwise specified by the shareholder in the proxy, although the length of time may not exceed seven (7) years from the date of the proxy's execution.

     A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the shareholder executing the proxy or by a subsequent proxy executed by the same shareholder and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote for which that proxy is counted.

     Section 2.08 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes

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which would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

     Directors may be elected by written consent of the shareholders without a meeting only if the written consent of all outstanding shares entitled to vote are obtained, except that vacancies on the board of directors (other than vacancies created by removal) not filled by the board of directors may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

     All consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.

     Section 2.09 INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall either be one (1) or three (3). If inspectors are appointed at a meeting upon the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If a person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a different person to fill the vacancy.

     An inspector shall: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close;
(vi) determine the result; and (vii) do any other acts which may be necessary and proper to conduct the election or vote in a manner fair to all shareholders.


                                  ARTICLE III

                                   DIRECTORS

     Section 3.01 POWERS. Subject to the provisions of the Nevada Revised Statutes and any limitations in the articles of incorporation and these bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Section 3.02 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be a minimum of three (3) and a maximum of eleven (11). Until a different number within the foregoing limits is specified in an amendment to this Section 3.02 duly adopted by the directors or shareholders of the Corporation, the exact number of authorized directors shall be

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seven (7). Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

     Section 3.03 REGULAR MEETINGS. Regular or special meetings of the board of directors may be held at any location within or without the State of Nevada that has been designated from time to time by the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Any meeting, regular or special, may be held by telephone conference or similar communications equipment, provided that all directors participating can hear and communicate with one another. Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors. Such regular meetings may be held without notice. Immediately after each annual shareholders meeting, the board of directors shall hold an annual meeting at the same location, or at any other location that has been designated by the board of directors, to consider matters of organization, election of officers, and other business.

     Section 3.04 SPECIAL MEETINGS. Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairman of the board, the President, any Vice President, the Secretary, or any two (2) directors. Special meetings shall be held on forty-eight (48) hours' notice delivered personally or by telephone or facsimile. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director's office who can reasonably be expected to communicate such notice promptly to the director. Written notice, if used, shall be addressed to each director at the address shown on the Corporation's records.

     Section 3.05 QUORUM. A majority of the members of the board of directors shall constitute a quorum for the transaction of business. At any meeting at which every director shall be present, even though without any notice, any business may be transacted. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or location.

     Section 3.06 MANNER OF ACTING. At all meetings of the board of directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the board of directors, provided a quorum is present.

     Section 3.07 VACANCIES. A vacancy in the board of directors shall be deemed to exist in the case of death, resignation, or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting. Any director's resignation shall be effective upon giving written notice of such to the chairman of the board,

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the President, the Secretary, or the board of directors, unless said notice specifies a later effective date. If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Except for a vacancy caused by the removal of a director, vacancies on the board of directors may be filled by a majority of the directors then in office, whether or not they constitute a quorum, or by a sole remaining director. A vacancy on the board of directors caused by the removal of a director may be filled only by the shareholders. The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors. The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such director shall hold office until a successor is elected and qualified.

     Section 3.08 REMOVALS. Directors may be removed at any time by vote of the shareholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to voting power. Such vacancy shall be filled by a majority of the remaining directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 3.09 RESIGNATION. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the board of directors; provided, however, that if the board of directors has not yet acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

     Section 3.10 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to such action, unless: (i) his dissent shall be entered in the minutes of the meeting; (ii) he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof; or (iii) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.11 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees of the board of directors may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This Section 3.11 shall not be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

     Section 3.12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the board of directors or of the committee shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the board of directors. All written consents shall be filed with the

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minutes of the proceedings of the board of directors or committee. Members of the board of directors or of any committee designated by the board may participate in a meeting of the board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

     Section 3.13 EXECUTIVE AND OTHER COMMITTEES OF THE BOARD. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of one or more directors. The board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any or all of the powers and authority of the board of directors, to the extent provided in the resolution of the board of directors establishing the committee, except with respect to:

     (a) Approving any action for which the Nevada Revised Statutes also requires the approval of the shareholders or of the outstanding shares;

     (b) Filling vacancies on the board of directors or any committee of the board;

     (c) Fixing directors' compensation for serving on the board or a committee of the board of directors;

     (d)  Adopting, amending, or repealing bylaws;

     (e) Amending or repealing any resolution of the board of directors which by its express terms is not amendable or cannot be repealed;

     (f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

     (g)  Appointing other committees of the board or their members.

     Meetings and action of committees shall be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the board of directors.


                                  ARTICLE IV

                                   OFFICERS

     Section 4.01 OFFICERS. The officers of the Corporation shall be the President, one or more Vice Presidents, a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by a majority of the board of directors. In its discretion, the board of directors may leave

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unfilled, for any such period as it may determine, any office except those of
President and Secretary. Officers may or may not be directors or shareholders of the Corporation.

     Section 4.02 ELECTION OF OFFICERS. The officers of the Corporation, except for subordinate officers appointed in accordance with this Section, shall be appointed by the board of directors, and shall serve at the pleasure of the board of directors. The board of directors may appoint, and may empower the chief executive officer to appoint, other officers as required by the business of the Corporation whose duties shall be provided in the bylaws, or shall be determined from time to time by the board of directors or the President.

     Section 4.03 REMOVAL AND RESIGNATION OF OFFICERS. Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors. Subordinate officers appointed by persons other than the board under Section 4.02 of this Article IV may be removed at any time, with or without cause or notice, by the board of directors or by the officer by whom appointed. Any officer may resign at any time by giving written notice to the Corporation. Resignations shall take effect upon the date of receipt of such written notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective.

     Section 4.04 VACANCIES IN OFFICE. A vacancy in any office resulting from an officer's death, resignation, removal, disqualification, because a new office shall be created, or from any other cause shall be filled by the board of directors.

     Section 4.05 CHAIRMAN OF THE BOARD. The board of directors shall elect a chairman who shall preside, if present, at board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the board of directors.

     Section 4.06 CHIEF EXECUTIVE OFFICER. The chief executive officer shall have general supervision, direction, and control over the Corporation's business and its officers.

     Section 4.07 PRESIDENT. The President shall have supervision over the day to day business operations of the Corporation.

     Section 4.08 VICE PRESIDENT. If desired, one or more Vice Presidents may be chosen by the board of directors in accordance with the provisions for electing officers set forth in Section 4.02 of this Article IV. In the absence or disability of the President, the President's duties and responsibilities shall be carried out by the Vice President. When so acting, a Vice President shall have all the powers of and be subject to all the restrictions on the President. Vice Presidents of the Corporation shall have such other powers and perform such other duties as prescribed from time to time by the board of directors, the bylaws, or the President (or chairman of the board if there is not a President).

     Section 4.09  SECRETARY.

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     (a) Minutes.  The Secretary shall be present at all shareholders' meetings
     -----------
and all board meetings and shall take the minutes of such meetings. If the Secretary is unable to be present at such meeting, the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

     The Secretary shall keep or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, of the board of
directors, and of committees of the board of directors.   The minutes of each
meeting shall state the date, time and place the meeting was held; the purpose(s) for which the meeting was called; whether it was regular or special; if special, how it was called or authorized; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders' meetings; and an accurate account of the proceedings.

     (b) Record of Shareholders.  The Secretary shall keep, or cause to be kept,
     --------------------------
at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

     (c) Notice of Meeting.  The Secretary shall give notice, or cause notice to
     ---------------------
be given, of all shareholders' meetings, board of directors meetings, and meetings of committees of the board of directors for which notice is required by statute or by these bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the Corporation.

     (d) Other Duties.  The Secretary shall keep the seal of the Corporation, if
     ----------------
any, in safe custody. The Secretary shall have such other powers and perform such other duties as prescribed by the board of directors or by these bylaws.

     Section 4.10 CHIEF FINANCIAL OFFICER. The Treasurer or Chief Financial Officer shall keep adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall be open to inspection by any director at all reasonable times.

     The Chief Financial Officer shall: (i) deposit corporate funds and other valuables in the Corporation's name and to its credit with depositaries designated by the board of directors; (ii) make disbursements of corporate funds as authorized by the board of directors; (iii) render a statement of the Corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the President or the board of directors; and (iv) have other powers and perform other duties as prescribed by the board of directors or these bylaws.

     Section 4.11 OTHER OFFICERS. Other officers shall perform such duties and have such

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powers as may be assigned to them by the board of directors.

                                   ARTICLE V

                           GENERAL CORPORATE MATTERS

     Section 5.01 AUTHORIZED SIGNATORIES FOR CHECK. All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons in such manner authorized from time to time by resolution of the board of directors.

     Section 5.02  EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS.   Except as
otherwise provided in the articles of incorporation or in these bylaws, the board of directors by resolution may authorize any officer, officers, agents, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the Corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the Corporation shall have any power or authority to bind the Corporation in any way, to pledge the Corporation's credit, or to render the Corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the Corporation.

     Section 5.03 CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid. All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the Corporation by
(i) either the chairman of the board of directors, the vice chairman of the board of directors, the President, or any Vice President, and (ii) either the chief executive officer, any assistant treasurer, the Secretary, or any Assistant Secretary.


                                  ARTICLE VI

                                 CAPITAL STOCK

     Section 6.01 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

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     Section 6.02  TRANSFER AGENT AND REGISTRAR.  The board of directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that the stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

     Section 6.03 LOST OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The board of directors may require the owner of such certificates or his legal representative to give the Corporation a bond in such sum and with such sureties as the board of directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

     Section 6.04 CONSIDERATION FOR SHARES. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the board of directors. In the absence of fraud, the determination of the board of directors as to the adequacy of the consideration received in full or partial payment for shares shall be conclusive.

     Section 6.05 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation, or any of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.


                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01 INDEMNIFICATION. No officer or director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs, executors and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, to the fullest extent permitted under statute, as may be amended from time to time, and case law, and shall reimburse such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be
-----------------------
indemnified against, or be reimbursed for, any expenses incurred in connection with any claim or liability arising out of his bad faith or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for.

     Section 7.02 OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, agent or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 7.03 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in order to indemnify such person against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VII.

     Section 7.04 SETTLEMENT BY THE CORPORATION. The right of any person to be indemnified shall be subject always to the right of the Corporation by its board of directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


                                 ARTICLE VIII

                               WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws, or under the provisions of the articles of incorporation, or under the provisions of the Nevada Revised
                                                                 --------------
Statutes, a waiver thereof in writing, signed by the person or persons entitled
--------
to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the validity of the meeting.

                                  ARTICLE IX

                                  AMENDMENTS

     These bylaws may be altered, amended, repealed, or new bylaws adopted by a majority of the entire board of directors at any regular or special meeting. Any bylaw adopted by the board may be repealed or changed by action of the shareholders.


                                   ARTICLE X

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed and may be varied by resolution of the board of directors.


                                  ARTICLE XI

                                   DIVIDENDS

     The board of directors may, at any regular or special meeting as they deem advisable, declare dividends payable out of capital surplus of the Corporation.

                           CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting secretary of Pinnacle Oil International, Inc., a Nevada corporation; and

     2. That the foregoing bylaws comprising thirteen (13) pages constitute the bylaws of said Corporation as duly adopted by action of the board of directors of the Corporation duly taken on _______________________, 1997.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on this __________________________, 1997.


                         /s/ Terrence J. Dunne
                      ----------------------------
                      Terrence J. Dunne, Secretary

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